Exhibit 4.11


         __________________________________________________________________

                               LACLEDE GAS COMPANY

                                       TO

              STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A.

                                    Trustee


              __________________________________________________


                     Twenty-Fifth Supplemental Indenture


                         Dated as of        , 200


                           ______________________

                            First Mortgage Bonds

                      % Series due               , 20






             NOTE:  Brackets within document denote optional features.























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                               TABLE OF CONTENTS

                                                                   Page
Parties.............................................................1
Recitals............................................................1
             Previous Indentures....................................1
             Identity of the Company................................9
             Identity of Trustee...................................10
             Outstanding Bonds.....................................10
             Form of Fully Registered Bond.........................10
             Form of Trustee's Certificate of Authentication.......15
             Compliance with legal requirements....................15
Granting Clause....................................................15
Exception Clause...................................................16
Habendum Clause....................................................16
Exceptions, Reservations, etc......................................17
Grant in trust.....................................................17
Covenant Clause....................................................17

                               ARTICLE I
                              DEFINITIONS

Section 1.1    Terms defined by reference..........................18
Section 1.2    Trustee.............................................18
Section 1.3    Original Indenture..................................18
Section 1.4    First Supplemental Indenture........................18
Section 1.5    Second Supplemental Indenture.......................18
Section 1.6    ThirdSupplementalIndenture..........................18
Section 1.8    Fifth Supplemental Indenture........................18
Section 1.9    Sixth Supplemental Indenture........................18
Section 1.10   Seventh Supplemental Indenture......................18
Section 1.11   Eighth Supplemental Indenture.......................18
Section 1.12   Ninth Supplemental Indenture........................19
Section 1.13   Tenth Supplemental Indenture....................... 19
Section 1.14   Eleventh Supplemental Indenture.....................19
Section 1.15   Twelfth Supplemental Indenture......................19
Section 1.16   Thirteenth Supplemental Indenture...................19
Section 1.17   Fourteenth Supplemental Indenture...................19
Section 1.18   Fifteenth Supplemental Indenture....................19
Section 1.19   Sixteenth Supplemental Indenture....................19
Section 1.20   Seventeenth Supplemental Indenture..................19
Section 1.21   Eighteenth Supplemental Indenture...................19

















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                                                                  Page
Section 1.22   Nineteenth Supplemental Indenture...................19
Section 1.23   Twentieth Supplemental Indenture....................19
Section 1.24   Twenty-First Supplemental Indenture.................19
Section 1.25   Twenty-Second Supplemental Indenture................19
Section 1.26   Twenty-Third Supplemental Indenture.................20
Section 1.27   Twenty-Fourth Supplemental Indenture................20
Section 1.28   The Mortgage........................................20
Section 1.29   Hereof, hereunder, etc..............................20
Section 1.30   20     Series.......................................20

                                  ARTICLE II
      CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND EXCHANGE OF
                       THE 20     SERIES OF BONDS

Section 2.1     Creation and principal amount of the 20   Series...20
Section 2.2     Date of Bonds......................................20
Section 2.3     Denominations, etc.................................20
Section 2.4     Exchange of Bonds..................................21
Section 2.5     Registration of Bonds..............................21
Section 2.6     Temporary Bonds....................................21
Section 2.7     Payment of Defaulted Interest......................21
Section 2.8     Transfers or Exchanges of Bonds called for
                redemption.........................................21

                               ARTICLE III
                     REDEMPTION OF BONDS OF THE 20     SERIES

Section 3.1     Circumstances in which redeemable..................22
Section 3.2     Redemption Prices..................................22
Section 3.3     Redemption Prior to................................23
Section 3.4     Notice of intention to redeem......................23

                                ARTICLE IV
                     [OPTIONAL ADDITIONAL ARTICLE]
                             SINKING FUND

Section 4.1     Sinking Fund provided for........................23
Section 4.2     Credits against Sinking Fund.....................24
Section 4.3     Treasurer's Certificate Re Sinking Fund..........25
Section 4.4     Cancellation and Cremation of Bonds
                delivered pursuant to Article IV.................26
Section 4.5     Redemption on sinking fund date..................26
Section 4.6     Redemption after sinking fund date...............26
















                                 ii
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                                                                  Page
Section 4.7     Covenant to deposit premium and interest...........26
Section 4.8     When all Bonds retired.............................27

                                 ARTICLE V
                   PARTICULAR COVENANTS OF THE COMPANY
Section 5.1     Maintenance and Improvement Fund.....................27
Section 5.2     Restrictions as to dividends.........................27
Section 5.3     Amendment of Section 7.01 to the Original
                Indenture............................................28
Section 5.4     Earnings requirements for additional Bonds...........28
Section 5.5     Postponement of interest.............................30

                                [OPTIONAL
                                ARTICLE VI
                                DEFAULT

Section 6.1     Sinking Fund Payment Default.........................30

                               ARTICLE VII
                               MISCELLANEOUS

Section 7.1     Payments due on Sundays and holidays.................30
Section 7.2     Provisions required by Trust Indenture Act
                Of 1939 to control...................................30
Section 7.3     Acceptance of Trust..................................31
Section 7.4     This Indenture part of Original Indenture............31
Section 7.5     Execution in any number of counterparts..............31
Section 7.6     Date of execution....................................31





























                                 iii
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     TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the     day of     ,
20 between LACLEDE GAS COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, having its principal place of business at 720 Olive Street, St. Louis, Missouri 63101, hereinafter sometimes called the "Company," party of the first part, and STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A., a national banking association organized under the laws of the United States, having its principal place of business and corporate trust office at One Metropolitan Square, St. Louis, Missouri 63102, hereinafter sometimes called the "Trustee," party of the second part.

     WHEREAS, there have heretofore been duly executed and delivered the following four indentures between the Company and Mississippi Valley Trust Company, to-wit:

          (a) An indenture of mortgage and deed of trust, hereinafter sometimes called the "Original Indenture," dated as of February 1, 1945, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6324 at Page 93 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2078 at Page 12 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 399 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 480 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 551 at Page 593 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 629 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 1 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 451 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 503 at Page 606 and is filed in the office of the Secretary of State of Missouri under filing number 26,557 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590088; and

          (b) A supplemental indenture, hereinafter sometimes called the "First Supplemental Indenture," dated as of December 1, 1946, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6562 at Page 528, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2268 at Page 273; and

          (c) A supplemental indenture, hereinafter sometimes called the "Second Supple-mental Indenture," dated as of March 15, 1948, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6687 at Page 467, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2327 at Page 357; and

          (d) A supplemental indenture, hereinafter sometimes called the "Third Supplemental Indenture," dated as of April 1, 1951, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7079 at Page 125 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2869 at Page 275; and









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     WHEREAS, there have been heretofore duly executed and delivered four indentures between the Company and Mercantile Trust Company, to-wit:

          (a) A supplemental indenture, hereinafter sometimes called the "Fourth Supple-mental Indenture," dated as of December 1, 1954, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7458 at Page 400 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3342 at Page 34 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 477 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 574 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 721 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 183 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 632 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 1 and is filed in the office of the Secretary of State of Missouri under filing number 26,558; and

          (b) A supplemental indenture, hereinafter sometimes called the "Fifth Supplemental Indenture," dated as of May 1, 1957, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7731 at Page 152 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3766 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 494 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 611 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 38 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 220 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 38 and is filed in the office of the Secretary of State of Missouri under filing number 26,559; and

          (c) A supplemental indenture, hereinafter sometimes called the "Sixth Supplemental Indenture," dated as of July 1, 1960, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8087 at Page 55 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 4348 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 535 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 651 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 78 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 22 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 260 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 42 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 62 and is filed in the office of the Secretary of State of Missouri under filing number 26,560; and







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          (d)  A supplemental indenture, hereinafter sometimes called the
"Seventh Supple-mental Indenture," dated as of June 1, 1964, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8506 at Page 215 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5410 at Page 399 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 342 at Page 2 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 697 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 124 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 46 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 306 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 89 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 90 and is filed in the office of the Secretary of State of Missouri under filing number 26,561; and

     WHEREAS, there have been heretofore duly executed and delivered eight indentures between the Company and Mercantile Trust Company National Association, to-wit:

          (a) A supplemental indenture, hereinafter sometimes called the "Eighth Supple-mental Indenture," dated as of April 15, 1966, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8678 at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5949 at Page 450 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 361 at Page 148 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 746 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 172 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 71 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 354 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 138 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 118 and is filed in the office of the Secretary of State of Missouri under filing number 28,645; and

          (b) A supplemental indenture, hereinafter sometimes called the "Ninth Supplemental Indenture," dated as of May 1, 1968, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8834 at Page 213 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6323 at Page 1904 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 389 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 498 at Page 408 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 790 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 216 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 94 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 398 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 183 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 145 and is filed in the office of the Secretary of State of Missouri under filing number 87,403; and



                                 3
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          (c)  A supplemental indenture, hereinafter sometimes called the
"Tenth Supplemental Indenture," dated as of May 15, 1970, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8988 at Page 52 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6456 at Page 132 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 396 at Page 560 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 554 at Page 79 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 829 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 255 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 114 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 436 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 223 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 168 and is filed in the office of the Secretary of State of Missouri under filing number 154,857; and

          (d) A supplemental indenture, hereinafter sometimes called the "Eleventh Supple-mental Indenture," dated as of March 15, 1972, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 9133 at Page 4 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6577 at Page 1993 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 401 at Page 706 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 620 at Page 157 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 435 at Page 23 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 210 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 640 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 282 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 78 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 265 and is filed in the office of the Secretary of State of Missouri under filing number 234,221; and

          (e) A supplemental indenture, hereinafter sometimes called the "Twelfth Supple-mental Indenture," dated as of March 15, 1974, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 40M at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6721 at Page 91 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 407 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 677 at Page 1445 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 465 at Page 976 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 210 at Page 255 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 598 at Page 683 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 237 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 84 at Page 117 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 535 at Page 540 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 127 at Page 149 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 58 at Page 731 and is filed in the office of the




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Secretary of State of Missouri under filing number 333,360; and

          (f) A supplemental indenture, hereinafter sometimes called the "Thirteenth Supple-mental Indenture," dated as of June 1, 1975, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 70M at Page 2061 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6796 at Page 1447 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 411 at Page 9 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 704 at Page 1739 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 481 at Page 292 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 124 at Page 225 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 624 at Page 359 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 242 at Page 234 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 86 at Pages 483-532 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 547 at Page 300 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 130 at Page 416 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 59 at Page 649 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 227328 in Mtg. Book 108 at Page 478 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 378628 in Mtg. Book 115 at Page 803 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 124894 in Mtg. Book 343 at Page 293 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 128419 in Mtg. Book 75 at Page 546 and is filed in the office of the Secretary of State of Missouri under filing number 397,857; and

          (g) A supplemental indenture, hereinafter sometimes called the "Fourteenth Supple-mental Indenture," dated as of October 26, 1976, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 108M at Page 131 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6907 at Page 1970 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 416 at Page 192 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 745 at Page 40 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 507 at Page 669 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 241 at Page 279 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 654 at Page 132 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 248 at Page 795 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 89 at Pages 694-700 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 565 at Page 57 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 315 at Page 146 and in the office of the County Clerk of Wheeler County, Texas, in the Deed Records Vol. 260 at Page 991 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 233001 in Mtg. Book 114 at Page 208 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 389929 in Mtg. Book 122 at Page 15 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 129850 in Mtg. Book 360 at Page 593 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 131795 in Mtg. Book 79 at Page 21 and is filed in the office of the Secretary of State of Missouri under filing number 479,397 and is

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filed in the office of the Secretary of State of Missouri pursuant to
R.S.Mo. 443.451 under filing number 2590089; and

          (h) A supplemental indenture, hereinafter sometimes called the "Fifteenth Supple-mental Indenture," dated as of July 15, 1979, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 202M at Page 1288 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7181 at Page 23 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 430 at Page 273 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 846 at Page 880 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 580 at Page 278 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 285 at Page 93 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 722 at Page 57 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 262 at Pages 709-770 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 98 at Pages 720-781 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 597 at Page 661 and in the office of the County Clerk of Beckham County, Oklahoma, in Misc. Record Book 385 at Page 230 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 273 at Pages 54-116 and in the office of the County Clerk of Blaine County, Oklahoma, in Book 325 Misc. Page 1 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 64 at Page 707 and in the office of the County Clerk of Lipscomb County, Texas, in the Deed of Trust Records, Vol. 196 at Page 607 and in the office of the County Clerk of Roberts County, Texas, in the Deed of Trust Records, Vol. 30 at Page 45 and in the office of the County Clerk of Hemphill County, Texas, in the Deed of Trust Records, Vol. 59 at Page 428 and in the office of the Clerk of the Court for St. Mary Parish, Louisiana, under Registry No. 141319 in Mtg. Book 402 at Page 2 and in the office of the Clerk of the Court for the DeSoto Parish, Louisiana, under Registry No. 417237 in Mtg. Book 136 at Page 524 and in the office of the Clerk of the Court for Sabine Parish, Louisiana, under Registry No. 246026 in Mtg. Book 128 at Page 86 and in the office of the Clerk of the Court for Red River Parish, Louisiana, under Registry No. 141470 in Mtg. Book 87 at Page 619 and in the office of the Clerk of the Court for Terrebonne Parish, Louisiana, under Registry No. 602396 and is filed in the office of the Secretary of State of Missouri under Document Number 667303; and

     WHEREAS, there have been heretofore duly executed and delivered two indentures between the Company and Mercantile Bank National Association, to-wit:

          (a) A supplemental indenture, hereinafter sometimes called the "Sixteenth Supple-mental Indenture," dated as of May 1, 1986, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-529 at Page 655 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7902 at Page 1138 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 573 at Page 2 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1080 at Page 1577 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 197 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 407 at Page 137 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 894 at Page 138 and in the office of

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the Recorder of Deeds of Iron County, Missouri, in Book 293 at Page 797 and
in the office of the Recorder of Deeds of Madison County, Missouri, in Book 116 at Page 589 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 669 at Page 228 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 807 at Page 120 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 191, and in Deed Records, Vol. 348 at Page 69 and in the office of the Secretary of State of Texas under Document Number 131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1322775; and

          (b) A supplemental indenture, hereinafter sometimes called the "Seventeenth Supplemental Indenture," dated as of May 15, 1988, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-669 at Page 258 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8315 at Page 902 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 676 at Page 449 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1212 at Page 1948 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 396 at Page 1987 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 459 at Page 289 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 962 at Page 8 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 303 at Page 527 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 123 at Page 243 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 691 at Page 620 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 973 at Page 1 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 234, and in Deed Records, Vol. 369 at Page 386 and in the office of the Secretary of State of Texas under Document Number 86131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1596374 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590090; and

     WHEREAS, there have been heretofore duly executed and delivered five indentures between the Company and Mercantile Bank of St. Louis National Association, to-wit:

          (a) A supplemental indenture, hereinafter sometimes called the "Eighteenth Supple-mental Indenture," dated as of November 15, 1989, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 762M at Page 1126 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8646 at Page 2196 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 748 at Page 17 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1294 at Page 631 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 442 at Page 14 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 498 at Page 13 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1012 at Page 36 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 311 at Page 503 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 127 at Page 682 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 709 at Page 78 and in the office of the

County Clerk of Roger Mills County, Oklahoma, in Book 1094 at Page 263 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 93 at Page 630 and in the office of the Secretary of State of Texas under Document Number 252980 and is filed in the office of the Secretary of State of Missouri under Document Number 1798065 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590091; and

          (b) A supplemental indenture, hereinafter sometimes called the "Nineteenth Supple-mental Indenture," dated as of May 15, 1991, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 848 at Page 716 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8983 at Page 1095 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 821 at Page 79 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1370 at Page 1846 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 483 at Page 1909 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 541 at Page 82 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1060 at Page 253 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 319 at Page 355 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 132 at Page 44 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 725 at Page 442 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1213 at Page 105, UCC Filing No. 135, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023021, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 96 at Page 96 and in Deed Records, Book 399 at Page 254, and in the office of the Secretary of State of Texas under Document Number 088153 and is filed in the office of the Secretary of State of Missouri under Document Number 1999268 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590092; and

          (c) A supplemental indenture, hereinafter sometimes called the "Twentieth Supple-mental Indenture," dated as of November 1, 1992, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M945 at Page 1068 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9494 at Page 423 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 937 at Page 144 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1491 at Page 1289 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 543 at Page 2135 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 594 at Page 10 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1121 at Page 458 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 326 at Page 888 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 137 at Page 166 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 747 at Page 72 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 712 at Page 889 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1303 at Page 39, UCC Filing No. 296, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 056514, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 88 and in Deed Records, Book 409 at Page 589, and in the office of the Secretary of State of

Texas under Document Number 212435 and is filed in the office of the Secretary of State of Missouri under Document Number 2188520 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590093; and

          (d) A supplemental indenture, hereinafter sometimes called the "Twenty-First Supplemental Indenture," dated as of May 1, 1993, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M982 at Page 0356 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9701 at Page 797 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 979 at Page 722 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1542 at Page 1449 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 567 at Page 2217 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 610 at Page 136 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1142 at Page 84 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 328 at Page 508 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 139 at Page 361 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 753 at Page 328 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 743 at Page 638 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1337 at Page 10, UCC Filing No. 109, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023874 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 804 and in Deed Records, Book 413 at Page 387, and in the office of the Secretary of State of Texas under Document No. 086970 and is filed in the office of the Secretary of State of Missouri under Document No. 2259648 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590094; and

          (e) A supplemental indenture, hereinafter sometimes called the "Twenty-Second Supplemental Indenture," dated as of November 15, 1995, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2604323; and

     WHEREAS, there have been heretofore duly executed and delivered two indentures between the Company and State Street Bank and Trust Company of Missouri, N.A., to-wit:

          (a) A supplemental indenture, hereinafter sometimes called the "Twenty-Third Supplemental Indenture," dated as of October 15, 1997, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2841222; and

          (b) A supplemental indenture, hereinafter sometimes called the "Twenty-Fourth Supplemental Indenture," dated as of June 1, 1999, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 3039096; and

     WHEREAS, the Company is the same corporation as is designated in the Original and First and Second Supplemental Indentures as The Laclede Gas Light Company, which was the

Company's corporate name, but before the date of the Third Supplemental Indenture its corporate name was duly changed to, and now is, Laclede Gas Company; and

     WHEREAS, State Street Bank and Trust Company of Missouri, N.A., the party of the second part to this Twenty-Fifth Supplemental Indenture, is the present Trustee under the Original Indenture, being the successor to Mercantile Bank of St. Louis National Association (from whom State Street Bank and Trust Company of Missouri, N.A., acquired certain corporate trust assets), which Mercantile Bank of St. Louis National Association was the successor to Mercantile Bank National Association, which was the successor to Mercantile Trust Company National Association, which was the successor to Mercantile Trust Company (which in turn was the corporation resulting from a consolidation on August 31, 1951, to which Mississippi Valley Trust Company, the original Trustee, was a party); and

     WHEREAS, there are now outstanding under the Eighteenth Supplemental Indenture, First Mortgage Bonds of the 8 1/2% Series due November 15, 2004; under the Nineteenth Supplemental Indenture, First Mortgage Bonds of the 8 5/8% Series due May 15, 2006; under the Twentieth Supplemental Indenture, First Mortgage Bonds of the 7 1/2% Series due November 1, 2007; under the Twenty-First Supplemental Indenture, First Mortgage Bonds of the 6 1/4% Series due May 1, 2003; under the Twenty-Second Supplemental Indenture, First Mortgage Bonds of the 6 1/2% Series due November 15, 2010; under the Twenty-Third Supplemental Indenture, First Mortgage Bonds of the 6 1/2% Series due October 15, 2012; and under the Twenty-Fourth Supplemental Indenture, First Mortgage Bonds of the 7% Series due June 1, 2029; but all bonds of the sixteen series provided for respectively by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fifteenth, Sixteenth and Seventeenth Supplemental Indentures and the First Mortgage Bonds of the 3 1/2% Series issued under the Original Indenture have ceased to be outstanding; and

     WHEREAS, the Company desires to create a new series of bonds under the Mortgage to be designated as "First Mortgage Bonds, % Series due
20  " (hereinafter sometimes referred to as the "20     Series"), for an
aggregate principal amount of $              to be issued as fully
registered bonds without coupons, the definitive bonds (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee's certificate of authentication thereof to be substantially in the following forms, respectively:


                         (FORM OF FULLY REGISTERED BOND)
                                LACLEDE GAS COMPANY
                                FIRST MORTGAGE BOND,
 No.                      % Series due           , 20             $

     LACLEDE GAS COMPANY, a corporation of the State of Missouri (hereinafter called "the Company"), for value received hereby promises to
pay to           or registered assigns, at the office or agency of the
Company in the Borough of Manhattan, The City of New York, or at the
option of the registered owner hereof at the office or agency of the Company
in the City of St. Louis, State of Missouri,                        Dollars
on the         day of      , 20   , in such coin or currency of the United
States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof interest
thereon from the      day of       or the      day of              next
preceding the date of this bond (or, if this bond is dated any date after the record date for any interest payment date and on or before such interest
payment date, then from such interest payment date), at the rate of       %
per annum, in like coin or currency at either of said offices or agencies at
the option of the registered owner hereof, on       and
in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any
             or                will, subject to certain exceptions provided
in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which
shall be the         or                 , as the case may be, next preceding
such interest payment date, or, if such             or
shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     This bond is one of an issue of bonds of the Company, issuable in
series, and is one of a series known as its First Mortgage Bonds,     %
Series due           , 20     (hereinafter referred to as the "20
Series"), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund established in accordance with the provisions of the Mortgage hereinafter mentioned may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (hereinafter referred to as the "Original Indenture") dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, which was succeeded through consolidation by Mercantile Trust Company, which was succeeded by Mercantile Trust Company National Association, which was succeeded by Mercantile Bank National Association, which was succeeded by Mercantile Bank of St. Louis National Association, which in turn was succeeded by State Street Bank and Trust Company of Missouri, N.A. (hereinafter sometimes referred to as the "Trustee"), as Trustee, and indentures supplemental thereto, including the
supplemental indenture thereto dated as of        , 20    , said Mortgage
and Deed of Trust as supplemented being herein called the "Mortgage," to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the owners of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the owners of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the bonds affected by such
modification or alteration (including the bonds of the 20    Series, if so
affected), then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest, or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the owner hereof of a lien upon such property without the consent of the owner hereof, except that the owners of not less than seventy-five percent (75%) in principal amount of the bonds at any time outstanding under the Mortgage (including a like
percent of the principal amount of the bonds of the 20    Series, if any
interest payment on bonds of the 20    Series is to be affected) may consent
on behalf of the owners of all bonds at any time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

     [OPTIONAL

     The Bonds of the 20     Series are entitled to the benefits of a
sinking fund, the operation of which begins in             and ends in
        , as provided in the Mortgage.

     The Bonds of the 20    Series are redeemable, in whole or in part, upon
the notice referred to below, at any time prior to maturity; provided, however, that, as more fully provided in the Mortgage, none of them shall be
redeemed prior to                          , if such redemption is for the
purpose of or in anticipation of refunding such bond through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted
financial practice) of less than                  per cent per annum; all
subject to and as provided in the Mortgage. In case of redemption through operation of the sinking fund or maintenance and improvement fund, or pursuant to paragraph B of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies) such redemption shall, subject to the provisions of the Mortgage, be at the special redemption prices hereinafter specified, together with accrued interest to the date fixed for redemption; in any other case of redemption, such redemption shall, subject to the aforesaid, be at the general redemption prices hereinafter specified, together with accrued interest to the date fixed for redemption.

     Said general redemption prices (expressed in percentages of principal amount) are as follows:

     If the date fixed for redemption falls during the 12 month period
ending the             day of                  ,
     2001                    2014

     2002                    2015

     2003                    2016

     2004                    2017

     2005                    2018

     2006                    2019

     2007                    2020

     2008                    2021

     2009                    2022

     2010                    2023

     2011                    2024

     2012                    2025

     2013                    2026

                             2027

     (Add or subtract years, if appropriate)

     Said special redemption prices (expressed in percentages of principal amount) are as follows:

     If the date fixed for redemption falls during the 12 month period
ending the        day of               ,
     2001                    2014

     2002                    2015

     2003                    2016

     2004                    2017

     2005                    2018

     2006                    2019

     2007                    2020

     2008                    2021

     2009                    2022

     2010                    2023

     2011                    2024

     2012                    2025

     2013                    2026

        (Add or subtract years, if appropriate)]

     The bonds of the 20   Series are redeemable, in whole or in part, upon
the notice referred to below, and otherwise subject to the provisions of the Mortgage, at any time prior to maturity through operation of the maintenance and improvement fund, or pursuant to paragraph B of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies) at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. Except as set forth above, the bonds of the 20
Series are not redeemable prior to          , 20   .

     The notice of redemption of bonds of the 20     Series shall be given
by mailing a copy thereof to each registered owner, directed to his registered address not less than thirty nor more than ninety days prior to the date fixed for redemption; all as provided in, and subject to the applicable provisions of, the Mortgage.

     The principal hereof may be declared or may become due on the conditions, in the manner, and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     At the option of the registered owner, any bonds of the 20      Series,
upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

     No recourse shall be had for the payment of the principal of or of interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     This bond shall not become obligatory until State Street Bank and Trust Company of Missouri, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, LACLEDE GAS COMPANY has caused this instrument to be signed in its name by its President or one of its Vice-Presidents, by his or her signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

Dated
                                               LACLEDE GAS COMPANY

                                               By

                                               President

ATTEST:


Secretary


                          (FORM OF TRUSTEE'S CERTIFICATE)

     This bond is one of the bonds, of the Series herein designated, provided for in the within-mentioned Mortgage.

                                          STATE STREET BANK AND TRUST
                                          COMPANY OF MISSOURI, N.A.,
                                          Trustee
                                          By

                                          Authorized Signatory
 and

     WHEREAS, all conditions and requirements necessary to make this Twenty-Fifth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:
That Laclede Gas Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage and of said bonds, hath granted, bargained and sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain and sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto State Street Bank and Trust Company of Missouri, N.A., as Trustee, and to its successor or successors in said trust and its and their assigns forever, all the following described properties of the Company, that is to say:

     All several parcels of real estate more particularly described in the Original Indenture as Parcels Nos. 1 to 14 inclusive, and in the First Supplemental Indenture as Parcels (a) to (i) inclusive, and the Third Supplemental Indenture as Parcels II to VI inclusive, and in the Fourth Supplemental Indenture in paragraphs II to VII inclusive, beginning on page 13 and extending to page 15 thereof, and in the Fifth Supplemental Indenture in paragraphs II to X inclusive, beginning on page 14 and extending to page 17 thereof, and in the Sixth Supplemental Indenture in paragraphs II to XI inclusive, beginning on page 14 and extending to page 21 thereof, and in the Seventh Supplemental Indenture in paragraphs II to XIII inclusive, beginning on page 16 and extending to page 24 thereof, and in the Eighth Supplemental Indenture in paragraphs II to VIII inclusive, beginning on page 16 and extending to page 19 thereof, and in the Ninth Supplemental Indenture in paragraphs II and III, beginning on page 11 and extending to page 12 thereof, and in the Tenth Supplemental Indenture in paragraphs II to VI inclusive, beginning on page 11 and extending to page 13 thereof, and in the Eleventh Supplemental Indenture in paragraphs II and III, beginning on page 13 and extending to page 16 thereof, and in the Twelfth Supplemental Indenture on page 15 thereof, and in the Thirteenth Supplemental Indenture beginning on page 16 and extending to page 24 thereof, and in the Fifteenth Supplemental Indenture beginning on page 15 and extending to page 39 thereof, and in the Sixteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Seventeenth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Eighteenth Supplemental Indenture beginning on page 15 and extending to page 16 thereof, and in the Nineteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Twentieth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-First Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-Second Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Third Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fourth Supplemental Indenture beginning on page 10 and extending to page 11 thereof; except any parcel or part of such real estate heretofore released from the lien of the Mortgage, or to which the Company and the Trustee have heretofore disclaimed any right, title, or interest.

     TOGETHER WITH all other property, whether real, personal or mixed (except any hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Twenty-Fifth Supplemental Indenture) all real estate, lands, leases, leaseholds (except the last day of the term of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all gas plants, gas containers, buildings and other structures and all offices, buildings and the contents thereof; all machinery, engines, boilers, gas machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, gas and mechanical appliances, conduits, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the distribution of gas for any purpose including pipes, conduits and all apparatus for use in connection therewith; and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to;

     AND TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the

Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

     Provided that all property of the kinds which by the terms of the Original Indenture are expressly excepted from the lien and operation thereof is expressly excepted herefrom with the same effect and to the same extent as in the Original Indenture provided with respect to such property so expressly excepted;

     TO HAVE AND TO HOLD all such properties, real, personal, and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     Subject, however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Mortgage specifically set forth; and

     Subject further, with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to excepted encumbrances as defined in Section 1.06 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property.

     IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and this Twenty-Fifth Supplemental Indenture set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Mortgage, or any of them, in accordance with the terms of the Mortgage without preference, priority or distinction as to lien of any of said bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Original Indenture set forth; it being intended that the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of the Mortgage, and that the lien and security of the Mortgage shall take effect from the date of execution and delivery of the Original Indenture as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.

     And the Company, for itself and its successors and assigns, does hereby covenant and agree to

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


and with the Trustee and its successor or successors in such trust, for the
benefit of those who shall hold the bonds of the 20     Series, or any of
such bonds, as follows:

                               ARTICLE I

                               DEFINTIONS

     SECTION 1.1. For all purposes of this Twenty-Fifth Supplemental Indenture, except as herein otherwise expressly provided or unless the context otherwise requires, the terms defined in Sections 1.2 to 1.30 hereof shall have the meanings specified in such Sections, and all other terms which are defined in the Original Indenture (including those defined by reference to the Trust Indenture Act of 1939, as amended, or the Securities Act of 1933, as amended) shall have the meanings assigned to them in the Original Indenture.


     SECTION 1.2. The term "the Trustee" shall mean the party of the second part hereto, State Street Bank and Trust Company of Missouri, N.A., and, subject to the provisions of Article XVIII of the Original Indenture, shall also include its successors and assigns.

     SECTION 1.3. The term "Original Indenture" shall mean the indenture of mortgage and deed of trust dated as of February 1, 1945, hereinbefore referred to.

     SECTION 1.4. The term "First Supplemental Indenture" shall mean the supplemental indenture dated as of December 1, 1946, hereinbefore referred to.

     SECTION 1.5. The term "Second Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 1948, hereinbefore referred to.


     SECTION 1.6. The term "Third Supplemental Indenture" shall mean the supplemental indenture dated as of April 1, 1951, hereinbefore referred to.

     SECTION 1.7. The term "Fourth Supplemental Indenture" shall mean the supplemental indenture dated as of December 1, 1954, hereinbefore referred to.

     SECTION 1.8. The term "Fifth Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1957, hereinbefore referred to.

     SECTION 1.9. The term "Sixth Supplemental Indenture" shall mean the supplemental indenture dated as of July 1, 1960, hereinbefore referred to.

     SECTION 1.10. The term "Seventh Supplemental Indenture" shall mean the supplemental indenture dated as of June 1, 1964, hereinbefore referred to.

     SECTION 1.11. The term "Eighth Supplemental Indenture" shall mean the supplemental indenture dated as of April 15, 1966, hereinbefore referred to.

     SECTION 1.12. The term "Ninth Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1968, hereinbefore referred to.

     SECTION 1.13. The term "Tenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 15, 1970, hereinbefore referred to.

     SECTION 1.14. The term "Eleventh Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 1972, hereinbefore referred to.

     SECTION 1.15. The term "Twelfth Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 1974, hereinbefore referred to.


     SECTION 1.16. The term "Thirteenth Supplemental Indenture" shall mean the supplemental indenture dated as of June 1, 1975, hereinbefore referred to.

     SECTION 1.17. The term "Fourteenth Supplemental Indenture" shall mean the supplemental indenture dated as of October 26, 1976, hereinbefore referred to.

     SECTION 1.18. The term "Fifteenth Supplemental Indenture" shall mean the supplemental indenture dated as of July 15, 1979, hereinbefore referred to.

     SECTION 1.19. The term "Sixteenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1986, hereinbefore referred to.

     SECTION 1.20. The term "Seventeenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 15, 1988, hereinbefore referred to.

     SECTION 1.21. The term "Eighteenth Supplemental Indenture" shall mean the supplemental indenture dated as of November 15, 1989, hereinbefore referred to.

     SECTION 1.22. The term "Nineteenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 15, 1991, hereinbefore referred to.

     SECTION 1.23. The term "Twentieth Supplemental Indenture" shall mean the supplemental indenture dated as of November 1, 1992, hereinbefore referred to.

     SECTION 1.24. The term "Twenty-First Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1993, hereinbefore referred to.

     SECTION 1.25. The term "Twenty-Second Supplemental Indenture" shall mean the supplemental indenture dated as of November 15, 1995, hereinbefore referred to.

     SECTION 1.26. The term "Twenty-Third Supplemental Indenture" shall mean the supplemental indenture dated as of October 15, 1997, hereinbefore referred to.

     SECTION 1.27 The term "Twenty-Fourth Supplemental Indenture" shall mean the supplemental indenture dated as of June 11, 1999 hereinbefore referred to.

     SECTION 1.28. The term "the Mortgage" shall mean the Original Indenture as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third and Twenty-Fourth Supplemental Indentures and hereby, or as the same may from time to time hereafter be supplemented, modified, altered or amended by any supplemental indenture entered into pursuant to the provisions of the Original Indenture.

     SECTION 1.29. The term "hereof," "hereunder," "hereto," "hereby," "hereinbefore," and the like, refer to this Twenty-Fifth Supplemental Indenture.

     SECTION 1.30.  The term "20    Series" shall mean the series of First
Mortgage Bonds created by this Twenty-Fifth Supplemental Indenture, as in
Section 2.1 hereof provided.

                                ARTICLE II
           CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
                 EXCHANGE OF THE 20   SERIES OF BONDS

     SECTION 2.1. The Company hereby creates a new series of bonds which may be authenticated and delivered, either before or after the filing or recording hereof, under any applicable provisions of the Original Indenture, and may be issued under the Mortgage, and which shall be designated by the
title "First Mortgage Bonds,          % Series due            , 20   ."  The
aggregate principal amount of bonds of the 20    Series which may be
executed by the Company and authenticated, is limited to         Million
Dollars ($ ,000,000), except bonds of such series authenticated and delivered pursuant to Section 2.4 or 2.6 hereof or Section 2.09 or Section
12.04 of the Original Indenture.

     SECTION 2.2.  All bonds of the 20    Series shall be dated as provided
in Section 2.03 of the Original Indenture.

     SECTION 2.3.  The bonds of the 20    Series shall be issuable only as
fully registered bonds without coupons, in the denomination of $1,000, and, at the option of the Company, in any multiple or multiples of $1,000, and such bonds, and the Trustee's certificate of authentication, shall, respectively, be substantially of the tenor and purport in this Twenty-Fifth Supplemental Indenture above recited, and they may have such letters, numbers or other marks of identification, and such legends or endorsements, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the Mortgage, including any legend or legends permitted pursuant to Section 2.04 of the Original Indenture.

     SECTION 2.4.  At the option of the registered owner, any bonds of the
20   Series, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.


     SECTION 2.5.  The bonds of the 20   Series are transferable as
prescribed in the Mortgage by the registered owner thereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, upon surrender and cancellation of such bonds and upon presentation of a written instrument of transfer, duly executed, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, new fully registered bonds of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage.

     SECTION 2.6.  Until bonds of the 20    Series in definitive form are
ready for delivery, there may be authenticated and delivered and issued, in lieu of any definitive bond or bonds of said series, temporary bonds of said series as provided in Section 2.08 of the Original Indenture. Such temporary bonds shall be substantially in the form of the definitive bonds
of the 20   Series, but with such omissions, insertions and variations as may be appropriate for temporary bonds, and may contain such reference to any provisions of the Mortgage as may be appropriate, all as determined by the Board of Directors.

     SECTION 2.7.  The person in whose name any bond of the 20   Series is
registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest. The record date shall be
       or               , as the case may be, next preceding such interest
payment date, or, if such             or                       shall be a
legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     SECTION 2.8. Anything in this Twenty-Fifth Supplemental Indenture to the contrary notwithstanding, the Company shall not be required to make transfers or exchanges of bonds of the

20    Series for a period of fifteen (15) days next preceding any selection of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of the principal amount of any of such bonds called or selected for redemption except in the case of any bond
of the 20    Series to be redeemed in part, the portion thereof not so to be redeemed.

                                  ARTICLE III
                 REDEMPTION OF BONDS OF THE 20   SERIES

     SECTION 3.1.  Bonds of the 20    Series shall be redeemable, in whole
or in part, at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption at any time before maturity by the application of cash deposited with the Trustee as the result of the operation of the Maintenance and Improvement Fund provided for in Section
9.07 of the Original Indenture or in Section 4.1 hereof, or pursuant to the provisions of paragraph (B) of Section 13.06 of the Original Indenture.

     SECTION 3.2.  Article XII of the Original Indenture is and shall be
applicable to any redemption of bonds of the 20    Series.  The notice of
intention to redeem provided for in Section 12.02 of the Original Indenture
need not be published with respect to bonds of the 20    Series but shall be
given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty nor more than ninety days prior to the date fixed for redemption.

                      [OPTIONAL ALTERNATIVE ARTICLE III

     SECTION 3.1.  Subject to the provisions of Section 3.3 hereof, bonds of
the 20     Series shall be redeemable, in whole or in part,

          (a) at any time before maturity, at the option of the Company, and

          (b) at any time before maturity, in any and all circumstances where any provision of the Original Indenture requires or permits the redemption of bonds or of bonds which are by their terms redeemable (not including, however, any provision of the Original Indenture which required or permitted the redemption only of bonds of the 3 1/2% Series due 1965), and

          (c) at any time before maturity, through the operation of the maintenance and improvement fund provided for by Section 5.1 hereof, and

          (d)  through the operation of the sinking fund provided for in
Article IV hereof.

     SECTION 3.2.  In case of redemption,

          (a) by the application of cash deposited with the Trustee as the result of the operation of the maintenance and improvement fund provided for in Section 9.07 of the Original Indenture or in Section 5.1 hereof, or

          (b)  through the operation of the sinking fund provided for in
Article IV hereof, or

          (c) pursuant to the provisions of paragraph B of Section 13.06 of the Original Indenture,

the redemption of bonds of the 20    Series shall be at the special
redemption prices set forth in the form of such bond hereinbefore recited, together with accrued interest to the date fixed for redemption.

     In any other case of redemption, redemption of bonds of the 20
Series shall be at the general redemption prices set forth in the form of such bond hereinbefore recited, together with accrued interest to the date fixed for redemption.

     SECTION 3.3.  Notwithstanding the provisions of Section 3.1 hereof,
none of the bonds of the 20    Series shall be redeemed, unless the date
fixed for redemption is on or after                          , if such
redemption is for the purpose of or in anticipation of refunding such bond through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with
generally accepted financial practice) of less than            per cent per
annum. The restriction provided by this section shall not, however, be deemed to apply in any case where redemption may be made at the special redemption price as provided in Section 3.2 hereof.

     SECTION 3.4.  Article XII of the Original Indenture is and shall be
applicable to any redemption of bonds of the 20    Series.  The notice of
intention to redeem provided for in Section 12.02 of the Original Indenture
need not be published with respect to bonds of the 20    Series but shall be
given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty nor more than ninety days prior to the date fixed for redemption.]

                             ARTICLE IV
                    [OPTIONAL ADDITIONAL ARTICLE
                            SINKING FUND

     SECTION 4.1.  As and for a sinking fund for the retirement of bonds of
the 20    Series, the Company covenants that so long as any bonds of the 20
Series are outstanding it will pay to the Trustee, at or prior to the opening of business at the office of the Trustee, on a date (hereinafter called "the sinking fund date") to be selected by it within the six month period ending
(hereinafter called a "sinking fund payment period") of each of the years
to       , both inclusive, the amount of $                 in cash
(hereinafter called "sinking fund cash," and the amount of each such payment being hereinafter called a "sinking fund payment"); provided, however, that at the election of the Company any sinking fund payment may be satisfied, in whole or in part, by the credits described in Section 4.2 hereof.

     In addition to the sinking fund payment, the Company may, at its option, pay to the Trustee in
each sinking fund payment period an additional amount not to exceed $     in
cash (the amount, if any, of any such payment being hereinafter called "additional sinking fund cash") for purposes of the sinking fund. If in any sinking fund payment period the Company shall not make any payment pursuant to such option or shall make a payment pursuant to such option in an amount
which is less than $     (the amount by which, in any such sinking fund
payment period, $     exceeds the amount paid being herein called the
"unused optional payment"), the Company shall have the right to pay all or any part of the unused optional payment to the Trustee in any of the next succeeding five sinking fund payment periods.

     SECTION 4.2. In lieu of making all or any part of any sinking fund payment, the Company may, not later than 40 days prior to the date selected by the Company within each sinking fund payment period for the making of the
current sinking fund payment, take credit for bonds of the 20       Series
and for additional sinking fund cash in accordance with this Section 4.2 and by complying with Section 4.3 hereof. The credits which may be taken with respect to any sinking fund payment may consist of any or all of the following:

          (a)  A credit based on bonds of the 20    Series that  are
reacquired by the Company and delivered to the Trustee for the purpose of being made the basis of such credit. The amount of the credit based on such bonds shall be the principal amount of such bonds.

          (b)  A credit based on bonds of the 20    Series that  shall
theretofore have been redeemed, or, in the case of such bonds of denominations larger than $1,000, which shall have theretofore been wholly or partially redeemed. For the purposes of Section 4.2 and 4.3 hereof, bonds shall be deemed to have been redeemed or partially redeemed, as the case may be, when they have been redeemed and paid (or, in the case of partial redemption of bonds of denominations larger than $1,000, when they have been partially redeemed and the amount required for such partial redemption has been paid) or when they have been duly called for redemption (or in the case of bonds of denominations larger than $1,000, for partial redemption) for such redemption moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same. The amount of the credit based on such bonds shall be such amount as the Company may elect to take as such credit in complying with Section 4.3 hereof, not greater than the amount by which the principal amount redeemed on such bonds (exclusive of any unredeemed portion, but including any partially redeemed portion, of the principal of any bonds of denominations larger than $1,000) exceeds the sum of the following: (i) such portion, if any, of such principal amount redeemed as shall have theretofore been taken as a credit under this Section 4.2 so as to reduce any sinking fund payment or payments; and (ii) such portion, if any, of such principal amount redeemed as shall have theretofore been made the basis under any provision of the Original Indenture for the authentication and delivery of bonds or the basis of the right to the authentication and delivery of bonds, which right has been waived; and (iii) such portion, if any, of such principal amount redeemed as was redeemed by the use of funded cash.

          (c) If the Company shall have paid to the Trustee any additional sinking fund cash, as permitted by Section 4.1 hereof, the Company shall have the right to reduce the sinking fund payment required to be made by it in any subsequent sinking fund payment period by all or any part of such additional sinking fund cash not theretofore utilized by the Company for any such reduction.

     SECTION 4.3. The Company covenants that, not later than forty days before each sinking fund date, the Company will deliver to the Trustee the bonds, if any, referred to in clause (a) of the following described Treasurer's certificate (but any or all of such bonds may be delivered from time to time before the certificate, if each such delivery is accompanied by a written designation of the bonds delivered as being delivered for the purpose of being made the basis of a credit pursuant to clause (a) of
Section 4.2), and a Treasurer's certificate stating the sinking fund date selected and:

          (a)  As to any bonds of the 20    Series on the basis of which the
Company desires to take credit under Section 4.1 pursuant to clause (a) of
Section 4.2: (i) the principal amount of such bonds; (ii) whether any portion (and, if so, what portion) of the principal amount of such bonds has previously been certified to the Trustee in lieu of the payment of sinking fund cash under Section 4.2; (iii) the amount of credit based on such bonds;
(iv) that they are (or have been) delivered to the Trustee for the purpose of being made the basis of such credit; and (v) a description of such bonds sufficient to enable the Trustee to identify them.

          (b)  As to any bonds of the 20    Series on the basis of which the
Company desires to take credit under Section 4.1 pursuant to clause (b) of
Section 4.2: (i) the aggregate principal amount of such bonds; (ii) that they have theretofore, within the meaning of said clause (b) of Section 4.2, been redeemed, or, if any of them are bonds of denominations larger than $1,000, been partially redeemed; (iii) the principal amount redeemed on such bonds; (iv) whether any portion (and, if so, what portion) of such principal amount redeemed has theretofore been taken as a credit under Section 4.2, so as to reduce any other sinking fund payment or payments; (v) whether any portion (and, if so, what portion) of such principal amount redeemed has theretofore been made the basis under any provision of the Original Indenture for the authentication and delivery of bonds which right has been waived; (vi) whether any portion (and, if so, what portion) of such principal amount redeemed was redeemed by the use of funded cash; (vii) the amount of credit based on such bonds that the Company elects to take; and
(viii) a description of such bonds sufficient to enable the Trustee to identify them.

          (c) The amount, if any, of additional sinking fund cash that the Company elects to apply in satisfaction of the current sinking fund payment.

          (d) The sinking fund payment applicable on such sinking fund date without regard to any credit.

          (e)  The aggregate amount of credit taken as shown in clauses (a),
(b) and (c) above.

          (f) The amount of sinking fund cash, if any, which will be payable at or prior to the opening of business at the office of the Trustee on such sinking fund date, after taking account of the aggregate credit, if any, shown in clauses (a), (b) and (c) above.

          (g) The amount, if any, of additional sinking fund cash that the Company has elected to pay.

     SECTION 4.4. All bonds delivered to the Trustee pursuant to the provisions of this Article IV shall forthwith be cancelled by the Trustee, and upon the request of the Company, the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

     SECTION 4.5.  (a)  Subject to the provisions of paragraph (c) of this
Section 4.5, upon compliance by the Company, not later than forty days before any sinking fund date, with Section 4.3 hereof, the Trustee (unless the Company is in default in the payment of interest on any bonds then outstanding under the Mortgage or one or more completed defaults specified in the Mortgage shall have occurred and be continuing) shall, in the name of and at the expense of the Company, cause notice to be given of intention to
redeem bonds of the 20     Series of an aggregate principal amount equal to
the sinking fund cash and the additional sinking fund cash to be paid at or prior to the opening of business at the office of the Trustee on such sinking fund date. The Trustee shall fix such sinking fund date as the date for the redemption of the bonds to be redeemed and shall proceed to bring about such redemption.

          (b)  Redemption proceedings pursuant to paragraph (a) of this
Section 4.5 may be combined with other proceedings conducted by the Trustee
in which bonds of the 20    Series are to be redeemed, either pursuant to
Section 4.6 hereof or pursuant to any other provisions of the Mortgage.

          (c) Notwithstanding the foregoing provisions of this Section 4.5, proceedings pursuant to paragraph (a) of this Section to redeem bonds of the
20    Series shall (unless the Company shall otherwise duly request the
Trustee in writing) not occur in any case where the aggregate principal amount of bonds to be redeemed under said paragraph (a) and of all other bonds (whether or not exclusively bonds of the 20 Series) with respect to which redemption proceedings which are to commence may be combined pursuant to paragraph (b) of this Section, shall not equal at least $100,000.

     SECTION 4.6. Whenever, after any sinking fund date, the amount of cash in the sinking fund, available for the redemption of bonds of the 20
Series (other than bonds of such series with respect to which notice of intention to redeem has been duly given) shall be sufficient for the redemption of at least $100,000 principal amount of bonds of the 20
Series, then (unless the Company is in default in the payment of interest on any bonds then outstanding under the Mortgage or one or more completed defaults specified in the Mortgage shall have occurred and be continuing) the Trustee shall, in the name of and at the expense of the Company, cause
notice to be given of intention to redeem bonds of the 20    Series of such
principal amount as to absorb the said cash as nearly as may be, and shall fix the date for redemption thereof (which shall be the earliest practicable date) and shall proceed to bring about such redemption.

     SECTION 4.7.  In the case of each redemption of bonds of the 20
Series pursuant to the
provisions of this Article IV, the Company covenants that it will deposit with the Trustee, not later than the opening of business at the office of the Trustee on the redemption date, a sum in cash equal to the special
redemption price on the bonds of the 20    Series to be redeemed and accrued
and unpaid interest on such bonds to such redemption date, and upon such deposit, the Trustee shall be deemed to have been irrevocably directed to apply such cash toward the redemption of such bonds.

     SECTION 4.8.  When all bonds of the 20    Series shall have been
retired, all sinking fund cash, if any, or additional sinking fund cash, if any, then on deposit with the Trustee, and not required for the redemption of any bonds of such series that previously shall have been called for redemption, shall be paid over by the Trustee to or upon the order of the Company upon receipt by the Trustee of a request of the Company for such payment.]

                               ARTICLE V
                  PARTICULAR COVENANTS OF THE COMPANY

     SECTION 5.1.  So long as any bonds of the 20    Series are outstanding,
all covenants and provisions of Section 9.07 of the Original Indenture which (under the terms of the Original Indenture and without regard to any provision of any supplemental indenture heretofore or hereafter executed) expired when all bonds of the 3 1/2% Series due 1965 ceased to be outstanding, shall continue in force and effect; provided, however, that the provisions of said Section 9.07 with reference to computing the Maintenance and Improvement Fund on the basis of 15% of the gross operating revenue of the Company (which had ceased to be applicable prior to the retirement of the 3 1/2% Series due 1965) shall remain inapplicable, and the provisions for such computation on the basis of 2 3/4% of the average amount of the gross property account of the Company shall continue to apply, so long as
any bonds of the 20    Series are outstanding.

     SECTION 5.2.  So long as any of the bonds of the 20    Series are
outstanding, the Company will not (a) declare any dividends (other than dividends in common stock) on any common stock, or order the making of any distribution on any shares of common stock or to owners of common stock or
(b) purchase, redeem or otherwise acquire or retire for value any shares of common stock, if the aggregate net amount of such declarations, distributions so ordered, purchases, redemptions, acquisitions and retirements after September 30, 1953, would exceed the sum of (a) the Net Income Available for Common Stock for the period beginning October 1, 1953, and ending with the last day of the calendar quarter immediately preceding the calendar quarter in which such dividend is declared, distribution ordered, or purchase, redemption, acquisition or retirement made, plus (b) Eight Million Dollars ($8,000,000).

     The aggregate net amount of the declarations, distributions ordered, purchases, redemptions, acquisitions and retirements referred to in the first paragraph of this Section 5.2 shall be determined by deducting from the aggregate amount thereof the total amount of cash payments received by the Company after September 30, 1953, for any shares of common stock sold by the Company after September 30, 1953.

     Net Income Available for Common Stock, for the purpose of this Section 5.2, for any period, means (1) the net income of the Company for such period computed according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles, less (2) an amount equal to the dividends accrued (whether or not declared or paid) during such period on any and all classes of stock having preference over the common stock as to assets or dividends.

     For the purposes of the last preceding paragraph of this Section, the term "Public Service Commission of Missouri" shall also apply, and be deemed to refer, to any regulatory body which may (1) succeed said Commission with respect to jurisdiction over the accounting of the Company, or (2) supersede said Commission with respect to such jurisdiction, or (3) have such jurisdiction over phases of the Company's business or parts of its property over which said Commission shall not have jurisdiction.

     [OPTIONAL

     SECTION 5.3.  So long as any bonds of the 20     Series are
outstanding, paragraph (2) of Section 7.01 of the Original Indenture shall be deemed amended by inserting after the words "Section 2.13 hereof" appearing in said paragraph the following:

     "or taken as a credit under Section 4.2 of the Fourth Supplemental Indenture, of the Fifth Supplemental Indenture, of the Sixth Supplemental Indenture, of the Seventh Supplemental Indenture, of the Eighth Supplemental Indenture, of the Ninth Supplemental Indenture, of the Eleventh Supplemental Indenture, of the Twelfth Supplemental Indenture, of the Fifteenth Supplemental Indenture, of the Sixteenth Supplemental Indenture, and of the Twenty-Fifth Supplemental Indenture."]

     SECTION 5.4.  So long as any bonds of the 20    Series are outstanding,
the Company shall not be entitled to have authenticated and delivered any bonds pursuant to Article VI, Article VII or Article VIII of the Original Indenture, except bonds which may be authenticated and delivered under
Article VII of the Original Indenture, without the receipt by the Trustee of a net earnings certificate showing the net earnings to be as required by
Section 6.05 of the Original Indenture, unless (in addition to all other requirements for the authentication and delivery of such bonds):

          (a) net earnings of the Company after provision for depreciation, depletion and amortization of property, for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional bonds are to be issued, shall have been not less than 2 1/4 times the amount of the total annual interest charges upon the funded debt of the Company to be outstanding immediately after the issue of such additional bonds; and

          (b) the Trustee shall have received a certificate made, signed and verified by the







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
same persons (including an independent public accountant where required) as would be required if such certificate were a net earnings certificate under the Original Indenture, showing the net earnings of the Company to be as required by the foregoing clause (a) of this Section 5.4. Such certificate shall show the net earnings and total annual interest charges referred to in said clause (a).

     For the purposes of this Section 5.4, "funded debt" shall mean all indebtedness created or assumed by the Company maturing one year or more after the date of the creation or assumption thereof.

     For the purposes of this Section 5.4, net earnings of the Company after provision for depreciation, depletion and amortization of property shall mean the total operating revenue and other income (net) of the Company less operating expenses (including provision for depreciation, depletion and amortization of property) and less taxes (excluding income and excess profits taxes or other taxes which are imposed on or measured by income).
In the determination of net earnings of the Company the following additional requirements shall be applicable:

          (i) No profits or losses from the sale or abandonment of capital assets or change in value of securities or other investments shall be taken into account in making such computations;

          (ii) In case the Company shall have sold any property for a consideration in excess of $5,000,000, within or after the particular period for which the calculation is made, then, in computing the net earnings of the Company so available, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer's certificate filed with the Trustee shall deem proper;

          (iii) In case the Company shall, within or after the particular period for which the calculation is made, have acquired (by purchase, merger, consolidation or otherwise) any property which within six months prior to the date of acquisition thereof by the Company has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, then in computing the net earnings of the Company so available for such purposes there shall be included, to the extent that they may not have been otherwise included, the net earnings or net losses of the property so acquired for the whole of such period to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer's certificate filed with the Trustee shall deem proper. The net earnings or net losses of such property for the period preceding such acquisition shall in such case be ascertained and computed as provided in this clause (iii) as if such acquired property had been owned by the Company during the whole of such period;

          (iv) The "net earnings of property" referred to in clauses (ii) and (iii) of this Section





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
5.4 shall mean the net earnings of such property computed in the manner provided in this definition for the computation of net earnings of the Company available for the pertinent purposes.

     All accounting determinations required by this Section 5.4 shall (except to the extent, if any, to which the preceding provisions of this Section 5.4 may conflict with this provision) be made according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles.

     For the purposes of this Section 5.4, the term "Public Service Commission of Missouri" shall be applicable as provided in Section 4.2 of this Article IV.

     SECTION 5.5.  So long as any bonds of the 20    Series are outstanding,
in order that any interest payment on the bonds of the 20    Series may be
postponed pursuant to clause (2) of Section 20.07 of the Original Indenture, there shall be required, in addition to all other prerequisites to such postponement provided in the Original Indenture, the consent of the owners of not less than seventy-five percent (75%) in principal amount of bonds of
the 20    Series at the time outstanding, such consent to be given at the same time as and in the same manner as the consent of the owners of other bonds required by said clause (2) of Section 20.07 of the Original Indenture.

                                 [OPTIONAL
                                 ARTICLE VI
                                   DEFAULT

     SECTION 6.1.  So long as any of the bonds of the 20    Series are
outstanding, default in the making of any sinking fund payment required by
Article IV hereof, continued for sixty (60) days after such sinking fund payment shall have become due and payable, shall constitute a "completed default" under the Original Indenture, with the same effect as is provided in the Original Indenture with respect to the completed defaults defined in
Section 14.01 thereof.]

                                ARTICLE VII
                               MISCELLANEOUS

     SECTION 7.1.  In any case where the date of maturity of interest on or
principal of bonds of the 20    Series or the date fixed for redemption of
any such bonds shall be in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest or principal need not be made on such date, but may be made on the next succeeding date not in The City of New York, or in the City of St. Louis, a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 7.2. If and to the extent that any provision hereof, or any other provision of the

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
Mortgage, limits, qualifies, or conflicts with another provision included in the Mortgage which is required to be included in the Mortgage by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of
Section 318(c) thereof, such required provisions shall control.

     SECTION 7.3. The Trustee hereby accepts the trust hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Twenty-Fifth Supplemental Indenture set forth.

     SECTION 7.4. This Twenty-Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof.

     SECTION 7.5. This Twenty-Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.6.  Although this Twenty-Fifth Supplemental Indenture is
dated, for convenience and for purposes of reference, as of              ,
20           , the actual dates of execution by the Company and by the
Trustee are as indicated by their respective acknowledgements hereto annexed.

     IN WITNESS WHEREOF, Laclede Gas Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary, for and in its behalf; and State Street Bank and Trust Company of Missouri, N.A., Trustee, party of the second part, in token of its acceptance of the trust hereby created, has caused its name to be hereunto affixed and this instrument to be signed and sealed by a Vice President, and its seal to be attested by its Vice President or an Assistant Vice President.

                                              LACLEDE GAS COMPANY

                                              By

                                              President

ATTEST:


Secretary
(SEAL)

                                              STATE STREET BANK AND TRUST
                                              COMPANY OF MISSOURI, N.A.,

                                                       Trustee

                                                       By

                                                       Vice President

ATTEST:


Assistant Vice President
(SEAL)

State of Missouri   )
                    )  ss.
City of St. Louis   )

     On this              day of                    , 20    before me
appeared                       , to me personally known, who, being by me
duly sworn did say that (s)he is the                     of Laclede Gas
Company, the corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

     My commission expires                       .



                                                  Notary Public
                                                  State of Missouri
(SEAL)

State of Missouri   )
                    )  ss.
City of St. Louis   )

     On this                    day of                       , 20    before
me appeared                                   to me personally known, who,
being by me duly sworn did say that (s)he is a Vice President of State Street Bank and Trust Company of Missouri, N.A., the national banking association described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its board of directors, and said acknowledged said instrument to be the free act and deed of said association.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

     My commission expires                            .



                                                   Notary Public
                                                   State of Missouri
(SEAL)

































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